Exhibit 99.3
DIOD — 3Q10 Q&A TRANSCRIPT
QUESTION AND ANSWER
Operator
(Operator Instructions) Shawn Harrison, Longbow Research.
Shawn Harrison - Longbow Research - Analyst
Mark, maybe just a clarification. What was the point of sale again? Then I guess with that number, I guess you’re seeing some — maybe a little bit of destocking in Asia but continued strength in North America and Europe. What does that portend in terms of typical seasonality for the March quarter? Are you going to still see potential destocking in Asia distributors?
Mark King - Diodes Incorporated - SVP, Sales and Marketing
Actually, I think the POS was up 17% globally and I think the inventory actually increased a little bit in the quarter but pretty much in range with the POS. I think it’s in line to support the POS we required.
I don’t think you are going to see — I think you will probably see an inventory flat to slightly up going into the March quarter and we’ll position — we generally grow a little bit of inventory in the first quarter and then we level it off in the second quarter in Asia.
Shawn Harrison - Longbow Research - Analyst
Okay and then as a follow-up to that, maybe for you or for Dr. Lu, with the supply and demand environment coming in more of equilibrium, what is the risk to the pricing environment? How quickly could it roll away or is it — we are not a situation where things are that free that you are going to see abnormal pricing pressure as you get into kind of a seasonally weaker period?
Keh-Shew Lu - Diodes Incorporated - President and CEO
Let me answer that first and then I’ll let Mark King edit. In third quarter, our what we call mix independent which means the same product going from one quarter to the other quarter at the same product, we see some slightly ASP decrease. So we will see the same trend going to the fourth quarter.
But fortunately is we take opportunity to change the product mix. So if you look at our ASP, we say it’s very stable and even going up slightly, but not really because we raised the price and it’s not really just due to the support and demand and supply out of balance.
We do not really go to raise the price. What we do is we take this opportunity when you get shortage, we change the product mix. And in addition on that product mix, we have a lot of new products coming out a better profit margin, gross margin, which again helps the GPM percent.
So, going to the fourth quarter, yes, we would see, we already anticipate the ASP could be a little bit more aggressively more but in our guidance, we said with all the new product, with the price mix, we’re hoping we can get the GPM percent flat we will not expect another big increase like from Q2 to Q3 but our guidance we say would be flat Q3 to Q4.
Mark King - Diodes Incorporated - SVP, Sales and Marketing
Just in general, the ASP climate in the marketplaces, I think we’ll see some things, that we’ll see a little bit of pressure since there has been really very little pressure on the downside all year. But I don’t think it’s going to be anything dramatic.
I think it will be typical. there was some slight changes in Q4 and maybe a little bit moving into Q1, but I don’t think we’re going to see any major changes.
There’s still a lot of product areas that still seem — seeing some tight supply and I think customers are being relatively careful and vendors are being relatively conservative in making changes.
Shawn Harrison - Longbow Research - Analyst
Thank you for the insights, everyone, and congrats on a good quarter again.
Keh-Shew Lu - Diodes Incorporated - President and CEO
Thank you.

Operator
Harsh Kumar, Morgan Keegan.
Harsh Kumar - Morgan Keegan & Co., Inc. - Analyst
First of all, let me also add my congratulations; tremendous execution all around — gross margin, OpEx, everything. Having said that, maybe a question for Mark King.
Can you talk about how you are feeling about your computer and your consumer business? And then I have one more follow-up. I’m talking about the fourth quarter specifically, how you feel about those two lines.
Mark King - Diodes Incorporated - SVP, Sales and Marketing
I think — you know, actually, I think we pretty feel pretty good about our consumer business. In Asia have we see some opportunity for some expansion or to at least hold our position and I think really in the computer area, we’re seeing some down in panels but notebook kind of goes back to somewhere between flat to up, and we have some new content in some of our product lines in there. So I think we’re relatively comfortable that we’re in our guidance range in those categories.
Harsh Kumar - Morgan Keegan & Co., Inc. - Analyst
Okay, okay. And I think your industrial and comm business shot up very hard. You alluded in your commentary to some explanation on what might’ve driven that.
Is this — is any of this coming from Zetex or all of it? Or also is this simply a function of you guys getting more settled into Europe or is there something else also that’s going on there?
Mark King - Diodes Incorporated - SVP, Sales and Marketing
You’ll see — clearly, our Europe numbers have been strong. And as I mentioned in here, I’d say Europe is probably the strongest market going into Q4. It’s predominantly a small amount of consumer and a strong industrial.
Industrial in Europe was up 40% quarter over quarter. So we think the industrial business in Europe is responding later to all of this and that these customers — some of them are just getting hot at this point.
We also had a very strong North American number as well as our SBR products and power supply are driving some pretty good numbers in Asia. So I think all along, we’ve got some good strength in the industrial segment.
Harsh Kumar - Morgan Keegan & Co., Inc. - Analyst
Got it. Last if I can, just a housekeeping question. Tax rate, should we think of 20% as a next year kind of a tax rate or 17.5%? Any kind of color that you guys can give us would be helpful.
Rick White - Diodes Incorporated - CFO, Secretary and Treasurer
Yes, this is Rick. I think next year you could assume that it would be similar to what we have in the fourth quarter.
Harsh Kumar - Morgan Keegan & Co., Inc. - Analyst
Okay, thanks. Thank you.
Operator
Steve Smigie, Raymond James.
Steve Smigie - Raymond James & Associates - Analyst
Wanted to also add my congratulations on some great performance. Just if you could talk a little bit more about the facility in Chengdu and how soon does the Shanghai facility fill up? When do you need to start ramping there? Will there be extra CapEx and what sort of competitive advantages does that facility give you?

Keh-Shew Lu - Diodes Incorporated - President and CEO
Well the Shanghai facility still has several years. I don’t know if you visit there or not recently, we’re building the second and the second building is bigger or actually 2x size of the first building and we still have several floors to go in the second building.
And then, after that, if we need it, then we’ll add one more floor on both buildings and then we can move our warehouse to outside. So we probably in the probably depending on how fast we grow, I think our outlook can be probably almost double before we fill up.
So depending on how we grow, but we now — I think Rick’s number, we’re talking about 6.4 billion units (multiple speakers) in third quarter. So we are talking about another 6 to 8% growth in fourth quarter. And you know, we are talking about almost double that output if we do everything we can and that facility will be full.
So you can see it probably still has several years ago. But we don’t want to wait that long, so we started looking in Chengdu and we’ll eventually build it up.
So, you will not see a major CapEx expenditure. It will be just part of — in our business model talking about 10 to 12%. Now this year is a little higher because we underexpanded last year.
So this year we are about a little bit higher than last year. But we’re going to be still within our business model to 10 to 12%. And you will not really see a major expenditure — major capital expenditure for that.
The reason we really go to Chengdu is really for the risk reductions. Most of our output is from Shanghai and we really need to have another site to spread out the risk and that’s why we are now moving to Chengdu to build up the Chengdu facility. Did that answer your question?
Steve Smigie - Raymond James & Associates - Analyst
Yeah, that was great. Thank you, I appreciate that. Dr. Lu, you also mentioned we’re in an environment where we’re returning more to more normal seasonality.
What would you guys — I’m not saying that you would necessarily do seasonality in Q1, but what would you consider a seasonal Q1 quarter at this point? Down 5% or something?
And similarly on the gross margin, you guided flat for Q4, but if pricing softens a little bit as we return to a more normal environment and maybe you have some of the consumer and PC products start to pick up again relative to your nice industrial, would that also suggest that we should be a little cautious and maybe there’s a little bit of gross margin returning to more normal levels as we look forward?
Keh-Shew Lu - Diodes Incorporated - President and CEO
Let’s talk then about next year, Q1. We don’t give the focus on Diodes alone. But in general, in semiconductor seasonality, Q1 typically is 5 to 10% down and 5 to 10% down depends on actually Christmas sales.
If you have very good Christmas sales, then you need to back fill with Shelf then Q1 typically will be low drop. But then if you have — you do too much of a quarter for Christmas and the Christmas sales is not as good, then you have a lot of inventory left over, then Q1 typically will be low.
But now with China starting to get stronger, which is the Chinese New Year and this year, the Chinese New Year is at the beginning of February, then you’ll be struggling in the December and January to build up for Chinese New Year. Therefore again, Q1 at two months is post Chinese New Year, then you have more risk of down. So it plays between US Christmas and the Chinese New Year. But typically we’re talking about 5 to 10% negative.
And then, we are talking about ASP, I think we already gave the guidance on Q4. So we already consider the ASP going to be dropped, but then we will try to improve by the mix. So we’re hoping our ASP in Q4 will be flat from Q3.
You won’t see the improvement and we will see some flat.
Steve Smigie - Raymond James & Associates - Analyst
If I could just sneak one more in. You guys obviously are pretty good in diodes. There has been some talk recently as we’re getting a lot more power efficiency concerns out there that there’s going to be some more use of silicon carbide to accomplish some of the tasks that Diodes typically accomplished.
How much do you guys do there? I would kind of think not a ton yet? Of is that an area you’d guys would be interested in or not so much using silicon carbide for the diodes or even transistors for that matter?

Keh-Shew Lu - Diodes Incorporated - President and CEO
Number one, I’m not really interested in getting into silicon carbide. And second thing, I don’t really think that’s a big threat to us. And our costs are so low other steps want to depress the diodes and ASP is so low, it’s not that easy.
Mark King - Diodes Incorporated - SVP, Sales and Marketing
Steve, you know, in my speech and some of the announcements recently, we have talked about DIODESTAR. That is definitely right there to kind of challenge that efficiency but at a very cost effective way.
I mean, it’s really the manufacturable general solution to the requirements of what people are talking about for efficiency. So I think we’re going to drive that technology and I think we’re going to be able to make it propagate to many more applications than say the costly silicon carbide.
Operator
Ramesh Misra, Brigantine Advisors.
Ramesh Misra - Brigantine Adivsors - Analyst
First question for Rick. In Q2 you had suffered some foreign exchange losses. Did you have corresponding foreign exchange gains in Q3 or what is happening on the Forex side?
Rick White - Diodes Incorporated - CFO, Secretary and Treasurer
No, as I mentioned in the speech, we only had about $200,000 of foreign exchange loss in the third quarter. So those were significantly reduced. The currencies basically stabilized and we didn’t have that issue in the third quarter.
Ramesh Misra - Brigantine Adivsors - Analyst
Okay, are you doing anything more aggressive on a hedging standpoint in that regard or not really?
Rick White - Diodes Incorporated - CFO, Secretary and Treasurer
No, not really.
Keh-Shew Lu - Diodes Incorporated - President and CEO
I think if you remember, we talked about that before. It’s a natural hedge for us because our operation in Oldham is using euro and then — our price and our revenue, most of our revenue in Europe is using the euro. So it’s a natural hedge.
It just moved from GPM line and up and down to the SG&A. But the reality is go to the bottom line, they wash out each other.
Ramesh Misra - Brigantine Adivsors - Analyst
Okay, great. And then Dr. Lu, in regards to commodity pricing, are you seeing any worrying trends over there? Things like metallization prices or other packaging materials?
Keh-Shew Lu - Diodes Incorporated - President and CEO
You are talking about ASP?
Ramesh Misra - Brigantine Adivsors - Analyst
No, pricing of some of the raw materials; things like copper, aluminum —
Keh-Shew Lu - Diodes Incorporated - President and CEO
Well actually, the most — the biggest item to affect us is the gold price. We use a lot of gold and gold prices have been going up tremendously.

So what affects us the most is the gold price. Fortunately, we are aggressive to convert gold to copper wire or reduce the dimension of diameter of the gold wires and both give us enough cost reduction to offset all the material increase.
So for us, we don’t have — the total material won’t affect us that much.
Ramesh Misra - Brigantine Adivsors - Analyst
Okay, great. One final question for Mark. You did talk quite a bit and have been talking a little bit about the general lighting market from an LED standpoint, Mark. How significant is it for you at this point and when do you see that portion of your business really beginning to become that a fair — let’s say a 5% or 10% portion of your business?
Mark King - Diodes Incorporated - SVP, Sales and Marketing
I don’t know if I’m really ready to get into that with the numbers in front of me. I’m kind of sitting in Europe and I don’t have all my books with me.
But in reality, I think — every quarter our business grows in that marketplace and I think the application horizon for general lighting in our LED drivers grows. So I think were making steady — regular and steady progress. And as we continue to release more products, we are seeing more options for our product [mostly] in the industrial segment as well as in the automotive segment for those products.
Keh-Shew Lu - Diodes Incorporated - President and CEO
LED Lighting actually we are more in the backlighting, like LED TV backlighting or the handheld instrumentation backlighting. We have more of that product or revenue from that area than the general illuminations. And general lighting is a major area we are focused on but the revenue from that side is still not significant at all.
Operator
John Vinh, Collins Stewart.
John Vinh - Collins Stewart - Analyst
First question for Dr. Lu. You keep downplaying at least on past calls kind of your ability to expand margins above kind of 35%. Obviously with guidance into Q4, this would be kind of three quarters in a row where you have meaningfully exceeded that 35% gross margin rate. Should we be thinking about kind of a new sustainable higher gross margin rate for you or should we still be thinking about kind of 35% over the longer term at this point?
Keh-Shew Lu - Diodes Incorporated - President and CEO
Well, you know, my business model is 35% and we kind of said 35% is what we targeted, but we don’t mind to take opportunity to — if we can get higher gross margin, we don’t mind to take it. And yes, we are now probably looking for somewhere around probably say 35 to 37%.
But I still don’t want to put the focus on the GPM percent. I still prefer we grow — we don’t want to lose business because gross margin is too small. We still try to put the growth as our number one priority, GPM dollar is more important than GPM percent.
John Vinh - Collins Stewart - Analyst
Got it, got it. Just to follow up to that, you also had talked about your ability to kind of change mix to drive higher gross margins to offset some of the pricing pressures that you guys have seen.
With supply coming in balance with demand, how sustainable is that? Is there still an ability for you to kind of drive higher mix going forward over the next couple of quarters or how do you see that playing out?
Keh-Shew Lu - Diodes Incorporated - President and CEO
I think looking forward, you’re probably going to see the mix will be offset — the mix improvement will be offset by the ASP reductions. Now that’s several quarter.
Mix are weighting the ASP reduction, therefore we can get the GPM improvement or GPM percent improvement. Move forward, I was thinking ASP drop will be — start to getting more significant and that will be probably balance out by a mix change and therefore that’s why I said probably you’re going to start to see somewhere 35 to 37% and you probably won’t see continued that GPM from 35.8% in Q2 to 37.4%.
We are saying now fourth quarter probably 37.4% and then move to — later on it might start to drop. Now I do — as Mark King already said, we won’t see a major drop from that GPM percent because we have the product mix to offset that.

But when the ASPs start getting really aggressive, we’re going to see some GPM percent drop. As soon as they’re better than my business model, I would just keep the business and do the growth instead of keep up the business and drop the revenue.
John Vinh - Collins Stewart - Analyst
Great, thank you. Then just last one for me, you had mentioned earlier that you expect your back-end capacity unit volume to increase by 6 to 10% in Q4.
Wondering if you could kind of reconcile that against kind of the midpoint of your guidance which is kind of flat to slightly up. Is that mix, ASP, maybe a greater mix of OEM. If you could give me some color, that would be great.
Keh-Shew Lu - Diodes Incorporated - President and CEO
Well, you know, when we increase the back-end capacity, if the business is not there, I think we give the business guidance. Now that business guidance, some of that was due to the ASP drop but the mix will be covered, and so we put GPM percent about the same.
But, the volume, it will be increased some but that — what we really want to do is give us a little bit of breath room such as that. If the business pick it up, we will not be — we will not lose the revenue opportunity.
If you remember, the whole focus is profitable growth. As long as the GPM is better than 35%, I really don’t want to lose the opportunity just because the capacity constraint. Therefore I’m trying to build a little bit more capacity in case the revenue of business is there.
Operator
Gary Mobley, Benchmark.
Gary Mobley - The Benchmark Company - Analyst
Could you share with us by how much your production lead times shrunk throughout the third quarter? And could you have done any more revenue in the third quarter if you weren’t perhaps overutilized in the early part of the quarter?
Keh-Shew Lu - Diodes Incorporated - President and CEO
Well, I think in our business model, we don’t have that much leadtime issue because our product — wafer cost is not high; patient cost is high, much higher. Therefore we always build up the wafer inventory to support the packaging need.
The packaging leadtime is only probably two weeks. Therefore we really don’t see that much of the leadtime issues.
When you get capacity, we just say yes, we can support it, no we cannot support it. We can see it and we really do not play with the leadtime.
If we can support it, we take an order. If we cannot support it, we just say no, we cannot. Because we can very clearly see our capacity and that’s why — the reason we don’t see that much of double ordering because basically we know the leadtime is two to three weeks.
Gary Mobley - The Benchmark Company - Analyst
Okay, and could you have done more revenue in the third quarter if you had a bit more capacity?
Keh-Shew Lu - Diodes Incorporated - President and CEO
In the third quarter?
Gary Mobley - The Benchmark Company - Analyst
That’s correct.
Keh-Shew Lu - Diodes Incorporated - President and CEO
We probably at the beginning, yes, so —

Mark King - Diodes Incorporated - SVP, Sales and Marketing
If I could take that, Dr. Lu. I think we probably could have done a little bit more commodity product in the early part of the quarter and maybe even in the latter part of the quarter. But really I don’t think it would be overly material.
Gary Mobley - The Benchmark Company - Analyst
Okay, my next question relates to your foray into the standard logic market. Could you give us an update there on the timing of perhaps some revenue and when it might become material?
Keh-Shew Lu - Diodes Incorporated - President and CEO
We don’t separate our revenue by analog, discrete or logic. What I can say is this. Our discrete product comes in at the right time when our customers cannot get support from other vendors.
So they’re very welcome on our logic product and we see a lot of good design wins, but we don’t really separate. Again, those kind of revenue now at the beginning of stage is not really significant to our total revenues.
This is really a growth driver for probably 2012 to be really significant enough. Mark, do you want to add it?
Mark King - Diodes Incorporated - SVP, Sales and Marketing
No, I think that’s probably on track. I think if you looked at the thing, the progress of the program, I think we have had distributor acceptance and we’ve positioned reasonable stock levels to support the product line across our distributor channel.
I think we’ve got some very exciting interest from some of our key OEMs in the product line and I think actually everything is going quite well in the product area. The revenue, we do have revenue and we have our first orders and so forth that are beyond distributor stocking. But again, it’s going to take some period to get the right mix with the right customers and start to get into the production, major production cycles with these customers.
Operator
Tristan Gerra, Robert Baird.
Tristan Gerra - Robert W. Baird & Company, Inc. - Analyst
How much wafer capacity do you think you would have added year over year and in 2010? And also, you had said earlier this year you had booked capacity for both Q3 and Q4 on the basis of your visibility for demand. Are you booking capacity for Q1 at this point?
Keh-Shew Lu - Diodes Incorporated - President and CEO
Well, wafer capacity —When we typically — our model is if we reach about 80 to 85%, we consider that it’s full because our capacity is not very big in Oldham fab, so we still have one of the kind equipment and therefore we really play in about 80 to 85% we consider as full. And at this time, Oldham fab is running about that rate.
Now, if necessary, then we will probably put some capital equipment for redundancy purposes and then that that will increase that 80 to 85% to 100%. So that’s in the Oldham fab.
In Kansas City, again, we do have use in that to support some foundry business. And we are now running somewhere around again probably 75 to 80%. But we still have the room to increase and then if necessary, we will start to squeeze out the foundry business to be used by internally. Therefore, I don’t think wafer capacity will be that much of a concern of me.
Operator
Brian Piccioni, BMO Capital Markets.
Brian Piccioni - BMO Capital Markets - Analyst
I was kind of worried I wasn’t going to be able to get in under the wire there. First, congratulations on great results.

You have obviously answered most of the questions I would’ve asked. But just as a follow-on, you had discussed earlier in the call on a few occasions issues like inventory at customers and stuff like that.
Would you characterize yourself as being very confident that there isn’t possibly excess buffer inventory being maintained at your end customers or at some point in between?
Keh-Shew Lu - Diodes Incorporated - President and CEO
Well I can tell you we’re very confident on that and the reason is since we are — our leadtime is not really that long because like I mentioned, we put in wafer inventory. So our leadtime is very short.
Second is we really support the customers, so we don’t really — let the customer double ordering and they know we have big capacity to support them. For the important customer, they know they have enough wait, they probably just don’t even want to waste their time or waste their money to put the inventory in their site. So basically, I don’t feel that concerned about our customer build up their own inventory.
Brian Piccioni - BMO Capital Markets - Analyst
Okay, that’s great. As a follow-on to an earlier question, with respect to raw material, you answered the question of gold of course. But you have other raw materials like molding compound, the stuff that goes into your lead frames and stuff like that. Would you characterize that pricing environment as being stable or declining or rising?
Keh-Shew Lu - Diodes Incorporated - President and CEO
Well actually, from the wafer — wafer is our next big one because we bought another wafer from somewhere else. So wafer is another big one other than gold wire.
And we do have the wafer price up in third quarter and even in second quarter. But we don’t see they’ve continued up anymore, so we started going to asking for price down.
So from a wafer point of view, which is our next major expenditure, I think fourth quarter or even that Q1 we will start to see some decrease. Basically Q3 is the hardest one, Q4 will probably equal to Q3 but we started negotiating with our vendor trying to win the wafer price down. But we definitely don’t see any increase anymore because wafer demand has been easing up and that’s our second one.
Now the rest of the years, they’re up but they won’t be our major cost. Gold wire is our number one cost and wafer we are buying from our support — our foundry or some other foundry is our second larger cost.
Operator
Stephen Chin, UBS.
Stephen Chin - UBS - Analyst
I had a couple questions related to the industrial market and the products that you guys are currently selling in there. I guess first of all in terms of the demand that you’re seeing from Europe and the Americas for the industrial market, is the demand in Q4, is that considered seasonal or is it still better than seasonal
Mark King - Diodes Incorporated - SVP, Sales and Marketing
The seasonality is generally driven by Asia. So in our picture, it’s not so clear. But I think the demand is relatively — is consistent.
And frankly the fourth quarter in North America and Europe is new from two years of relatively soft periods. So I think that it’s hard to tell. I think we’re going to have to just keep going. But it looks very consistent and the rates look very consistent, are growing from third to fourth quarter.
Stephen Chin - UBS - Analyst
Okay, in terms of the products that you are selling to the industrial market, I assume a lot of the favorable mix shift towards higher margin products, I assume that’s going into the industrial markets.
Any color on the leadtimes for those products, the higher margin products? Are they primarily being produced out of the Oldham fab as opposed to Kansas City?

Mark King - Diodes Incorporated - SVP, Sales and Marketing
I would say they would be produced out of all different fab areas, the different products and so forth. And I think you can always see — we tend to see on our higher margin products and so forth are generally — we try to keep our leadtimes the shortest.
So we make a major effort to capture anything we possibly can in those product areas. But where we stretch our leadtimes generally is in the commodity area so we can control the input to our factory.
Keh-Shew Lu - Diodes Incorporated - President and CEO
Another thing is that we have transferred the technology from Oldham to Kansas City which is much bigger fab. And for example, we transferred our transistor, bipolar transistor which originally was produced to OFAB, we’ve now transferred that technology to Kansas City.
So in case other product had demand increase such as that, Oldham fab is full, then we can offload some of bipolar transistors which originally generated in OFAB can be started to generate by the Kansas City fab. So we do a lot of stuff such that we can have a dual source in case we get some upside from one area, we still can support it.
Obviously Zetex product which give us a better margin is one of the products — is the product we’re going to put more support for it.
Stephen Chin - UBS - Analyst
I guess I’d just follow up one more up time on that. These higher margin products, are they typically a high trend type product or is it somewhat proprietary where your customers would have to book a quarter in advance at least in order to get them or —?
Mark King - Diodes Incorporated - SVP, Sales and Marketing
I would say both and I don’t think you are — whether they book in a quarter in advance and so forth, generally our own customers, we know their buy rates pretty regularly. So we have generally decent issues on it and we can generally jump to — jump up support as required. So I think we have a pretty good capability to turn these products relatively quickly.
Stephen Chin - UBS - Analyst
Last question I had was just on the — in terms of order momentum for the computing and consumer markets. If you could offer a little color on how those growth trends are today relative to exiting — steady from Q3, is it a little better, a little worse? That would be helpful.
Mark King - Diodes Incorporated - SVP, Sales and Marketing
I think it’s pretty consistent with our guidance. It’s right around in that same area, maybe a little stronger on the consumer.
Stephen Chin - UBS - Analyst
Okay, wonderful. Thanks again and nice job on the quarter.
Keh-Shew Lu - Diodes Incorporated - President and CEO
Thank you.
Operator
At this time, I’d like to turn the call back to Dr. Lu for closing remarks.
Keh-Shew Lu - Diodes Incorporated - President and CEO
Well thank you for your participation today. Operator, you may now disconnect.
Operator
We thank you for your participation in today’s conference. This does conclude your presentation. You may now disconnect and have a great day.